As filed with the Securities and Exchange Commission on December 30, 1999.
__________________________________________________________________________
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                                FORM S-8

                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                  TRI-NATIONAL DEVELOPMENT CORPORATION
          -----------------------------------------------------
         (Exact name of registrant as specified in its charter)

                                 WYOMING
                          --------------------
     (State or other jurisdiction of incorporation or organization)

                               22-2726569
                           -------------------
                  (I.R.S. employer identification no.)

      480 Camino Del Rio South, Suite, San Diego, California 92108
      ------------------------------------------------------------
                 (Address of principal executive office)

          1998 Consultant and Employee Stock Compensation Plan
          ----------------------------------------------------
                        (Full title of the Plan)

     Dray, Thompson & Dyekman, 204 East 22nd St., Cheyenne, WY 82001
     ---------------------------------------------------------------
                 (Name and address of agent for service)

                              307-634-8891
                              ------------
      (Telephone number, including are code, of agent for service)

                     CALCULATION OF REGISTRATION FEE


Title of Securities  Amount of        Max Off.     Maximum        Amount of
to be Registered     Securities to    Price        Aggregate      Registration
----------------     be Registered    Per Share    Offering       Fee
                     -------------    ---------    --------       ---


Common Stock,        2,000,000        $.57 (1)     $1,140,000 (1) $316.92
no par value


(1) Calculated in accordance with Rule 457(b)(1) using the average of the bid and asked prices for the common stock on December 21,1999.
(2) Stock issued under the Registrant's 1998 Consultant and Employee Stock Compensation Grant Plan.

                                 PART I
          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.        PLAN INFORMATION.
               ----------------

     The documents containing the information specified in this Part 1 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses supplements pursuant to Rule 424. These documents and the documents incorporated by references in this Registration statement pursuant to Part II, Item 3 below, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act.

ITEM 2.        REGISTRANT INFORMATION AND CONSULTANT AND EMPLOYEE STOCK
               --------------------------------------------------------
               COMPENSATION PLAN.
               -----------------

     The Registrant shall provide to participants a written statement advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Act. The statement will include the address listing the title or department and telephone number to which the request is to be directed.

                                 PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.
               ---------------------------------------

     The registrant incorporates the following documents by reference into this Registration Statement:

     (1) The registrant's Annual Report on Form 10-KSB filed for the year ended April 30, 1999, (filed under the name of Tri-National Development Corp.);

     (2) The registrant's Quarterly Report on Form 10-QSB for the quarter ended July 31, 1999.

     All other documents filed by registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filling of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES.
               -------------------------

     Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.
               --------------------------------------

     Mr. Paul G. Goss is in-house counsel to the Company. He has received 200,000 shares of Common Stock for services previously rendered to the Company, which shares are included in this Registration Statement.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.
          -----------------------------------------

     The registrant's Articles of Incorporation and Bylaws and the Wyoming General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the registrant are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.
               -----------------------------------

     Not applicable.

ITEM 8.        EXHIBITS.
               --------

               4.1 Articles of Incorporation (Incorporated by Reference from an Exhibit of the Registrant's Registration Statement on Form 10SB).
               4.2 By-Laws (Incorporated by Reference from an Exhibit of the registrant's Registration Statement on Form 10SB).
               5.1    Opinion of Popov and McCullogh, LLP, Attorneys at
                      Law regarding legality of shares being issued
               10.10  1998 Consultant and Employee Stock Compensation Plan
               24.1   Consent of Popov and McCullogh, LLP, Attorneys at
                      Law (Included in Exhibit 5.1)
               24.2   Consent of Ludlow and Harrison, a CPA corporation

ITEM 9.        UNDERTAKINGS.
               ------------

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or election of a managing underwriter.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 29 day of December, 1999.


TRI-NATIONAL DEVELOPMENT CORP.


By:  /s/ MICHAEL A. SUNSTEIN
     --------------------------------
     Michael A. Sunstein, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29 of December 1999 by the following persons in the capacities indicated.

SIGNATURE                          TITLE
---------                          -----

/s/ MICHAEL A. SUNSTEIN            President (principal executive officer)
-----------------------------      and Director
Michael A. Sunstein


/s/ JASON SUNSTEIN                 Secretary
-----------------------------
Jason Sunstein


/s/ GILBERT F. FUENTES             Treasurer
-----------------------------
Gilbert F. Fuentes


/s/ JERRY PARKER                   Director
-----------------------------
Jerry Parker, M.D.


/s/ SHANE KENNEDY                  Director
-----------------------------
Shane Kennedy


/s/ TED TAKACS                     Director
-----------------------------
Ted Takacs


/s/ JAY PASTERNAK                  Director
-----------------------------
Jay Pasternak


/s/ ROBERT ROSEN                   Director
-----------------------------
Robert Rosen, M.D.


/s/ ARTHUR LILLY                   Director
-----------------------------
Arthur Lilly